As filed with the Securities and Exchange Commission on April 29, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INLAND REAL ESTATE CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	36-3953261
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

2014 Equity Award Plan
(Full Title of the Plan)

Mark E. Zalatoris
President and Chief Executive Officer
Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
(Name and address of agent for service)

(877) 206-5656
(Telephone number, including area code, of agent for service)

with a copy to:
Michael J. Choate, Esq.
Proskauer Rose LLP
Three First National Plaza
70 West Madison
Chicago, Illinois 60602-4342
(312) 962-3567

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEES

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	2,500,000	$10.605	$26,512,500	$3,081
(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Inland Real Estate Corporation 2014 Equity Award Plan.
(2) Pursuant to Rule 457(h) and 457(c) promulgated under the Securities Act, the offering price per share and, therefore, the registration fee, were based on the average of the high and low trading prices of the common stock as reported by the New York Stock Exchange on April 28, 2015.

PART I
The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to the participants in the Inland Real Estate Corporation 2014 Equity Award Plan as specified under Rule 428(b)(1) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be, and are not being, filed by Inland Real Estate Corporation (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
Item 3. Incorporation of Documents by Reference.
This Registration Statement incorporates by reference important business and financial information about the Company that is not otherwise included in this Registration Statement. The following documents filed by the Company with the Commission, Commission File No. 001-32185, are incorporated by reference in this Registration Statement and shall be deemed a part of this Registration Statement:

(a)	Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 27, 2015;

(b)	Current Report on Form 8-K filed on April 22, 2015; and

(c)	the description of the Company’s common stock contained in the Company’s Registration Statements on Form 8-A filed with the Commission on April 26, 1996 and May 17, 2004.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered by this Registration Statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents; provided, however, that in no event shall any information disclosed or furnished by the Company under Item 2.02 or Item 7.01 of any Current Report on Form 8-K be deemed incorporated by reference in, or otherwise included in, this Registration Statement except as shall be expressly set forth by specific reference in such filing.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated, by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company’s Fifth Articles of Amendment and Restatement (“Articles”) contain a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
Maryland law requires a corporation (unless its charter provides otherwise, which the Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
To the maximum extent permitted by Maryland law, the Articles and the Amended and Restated Bylaws of the Company (the “Bylaws”) obligate the Company to indemnify (a) any present or former director or officer or (b) any individual who, while a director or officer and, at the Company’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager, against any claim or liability arising from that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Articles and Bylaws also permit the Company to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or its predecessor.

Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits

Exhibit No.	Description
4.1	2014 Equity Award Plan (1)
4.2	Fifth Articles of Amendment and Restatement of the Registrant (2)
4.3	Amended and Restated Bylaws of the Registrant (3)
4.4	Amended and Restated Dividend Reinvestment Plan of the Registrant (4)
4.5	Specimen Stock Certificate (5)
4.6	Articles Supplementary to the Fifth Articles of Amendment and Restatement of the Registrant designating the 6.95% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share(6)
5.1	Opinion of Venable LLP *
10.1	Form of Restricted Share Award Agreement*
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP *
24.1	Power of Attorney (included on the signature page hereto) *

(1)
Incorporated by reference to Exhibit A to the Registrant’s Definitive Annual Meeting Proxy Statement on Schedule 14A, as filed by the Registrant with the Securities and Exchange Commission on April 30, 2014 (file number 001-32185).

(2)
Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated August 7, 2013, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2013 (file number 001-32185).

(3)
Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated August 7, 2013, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2013 (file number 001-32185).

(4)
Incorporated by reference to Exhibit A of the Registrant’s Form S-3 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 15, 2009 (file number 333-160582).

(5)
Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 12, 2012 (file number 001-32185).

(6)
Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A12B, as filed by the Registrant with the Securities and Exchange Commission on October 14, 2014 (file number 333-181164).

(*)	Filed as part of this Registration Statement on Form S-8.

Item 9. Undertakings
(a)     The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on April 29, 2015.

INLAND REAL ESTATE CORPORATION
/s/ Mark E. Zalatoris
By:	Mark E. Zalatoris
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Zalatoris and Brett A. Brown and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.
In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Thomas P. D’Arcy	Chairman of the Board	April 29, 2015
Thomas P. D’Arcy

/s/ Mark E. Zalatoris	Director, Chief Executive Officer and	April 29, 2015
Mark E. Zalatoris	President (principal executive officer)

/s/ Daniel L. Goodwin	Director	April 29, 2015
Daniel L. Goodwin

/s/ Joel G. Herter	Director	April 29, 2015
Joel G. Herter

/s/ Heidi N. Lawton	Director	April 29, 2015
Heidi N. Lawton

/s/ Thomas H. McAuley	Director	April 29, 2015
Thomas H. McAuley

/s/ Thomas R. McWilliams	Director	April 29, 2015
Thomas R. McWilliams

/s/ Meredith Wise Mendes	Director	April 29, 2015
Meredith Wise Mendes

/s/ Joel D. Simmons	Director	April 29, 2015
Joel D. Simmons

/s/ Brett A. Brown	Executive Vice President, Chief Financial Officer and Treasurer	April 29, 2015
Brett A. Brown	(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
4.1	2014 Equity Award Plan (1)
4.2	Fifth Articles of Amendment and Restatement of the Registrant (2)
4.3	Amended and Restated Bylaws of the Registrant (3)
4.4	Amended and Restated Dividend Reinvestment Plan of the Registrant (4)
4.5	Specimen Stock Certificate (5)
4.6	Articles Supplementary to the Fifth Articles of Amendment and Restatement of the Registrant designating the 6.95% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share(6)
5.1	Opinion of Venable LLP *
10.1	Form of Restricted Share Award Agreement*
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP *
24.1	Power of Attorney (included on the signature page hereto) *

(1)
Incorporated by reference to Exhibit A to the Registrant’s Definitive Annual Meeting Proxy Statement on Schedule 14A, as filed by the Registrant with the Securities and Exchange Commission on April 30, 2014 (file number 001-32185).

(2)
Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated August 7, 2013, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2013 (file number 001-32185).

(3)
Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated August 7, 2013, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2013 (file number 001-32185).

(4)
Incorporated by reference to Exhibit A of the Registrant’s Form S-3 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 15, 2009 (file number 333-160582).

(5)
Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 12, 2012 (file number 001-32185).

(6)
Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A12B, as filed by the Registrant with the Securities and Exchange Commission on October 14, 2014 (file number 333-181164).

(*)	Filed as part of this Registration Statement on Form S-8.